# Tripartite Agreement

This Tripartite Agreement (this "Agreement") is entered into on November 8, 2021 by and among the following parties:

**Ablecom Technology Inc. (大訊科技股份有限公司)** ("Ablecom"), a company incorporated under the laws of the Republic of China ("ROC") with a business uniform number of 97489483;

**Super Micro Computer, Inc. Taiwan (美超微電腦股份有限公司)** ("SMC"), a company incorporated under the laws of the ROC with a business uniform number of 12729477; and

**Compuware Technology Inc. (肯微科技股份有限公司)** ("Compuware"), a company incorporated under the laws of the ROC with a business uniform number of 27448539.

Ablecom, SMC and Compuware shall each be referred to as a "Party" and collectively, the "Parties".

Recitals

Whereas, Ablecom intends to enter into land purchase agreements (collective, "LPAs") for acquiring the entire ownership of the land lots in Yangmei District, Taoyuan City with a total area of 137,225.97 square meters (the "Land"; details of the Land are as set out in Appendix 1 hereto) from the landowners (collectively, "Sellers").

Whereas, Ablecom, SMC and Compuware intend to, upon the completion of the registration of the transfer of the entire ownership of the Land from the Sellers to the Parties, co-own the Land at the ratio of 49.46%, 33.33%, 17.21% ("Ratio"), respectively. In addition, Ablecom, SMC and Compuware intend that the buildable area that each party has with respect to its own portion of the Land, compared to the total buildable area of the entirety of the Land shall also approximate the Ratio.

Now, therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree the following terms and conditions.

Article 1 Transaction Documents

1. Ablecom shall enter into the LPAs with the Sellers at a purchase price not higher than NT$ 2.37 billion (including all applicable taxes and charges; "Purchase Price") within 1 week

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after the date of this Agreement. It shall be stipulated in the LPA that the Sellers will transfer the Land to Ablecom and/or any third parties designated by Ablecom. The content of the LPA shall be subject to the prior consent of Ablecom, SMC and Compuware; in addition, Ablecom shall not execute the LPA without SMC's and Compuware's prior written consent.

2. Ablecom shall be in charge of the rezoning process on behalf of the Parties, subject to all Parties' prior consent. The Parties shall negotiate and enter into a Development Agreement (the "Development Agreement") in relation to the acquisition of the Land, the sharing of costs and responsibilities of the rezoning of the Land, and the division of the Land. The Development Agreement shall at least address the following topics:

(i) Division of the land, including but not limited to the layout plan, division of the Land among the Parties according to the Ratio, and the buildable area each party has with respect to its own portion of the Land which (compared to the total buildable area of the entirety of the Land) shall also approximate the Ratio.

(ii) Allocation of the responsibilities relating to the rezoning of the Land.

(iii) Allocation and payment terms of the total costs, charges and tax that will arise from or are related to the rezoning work ("Rezoning Expenses"), and the Parties' obligations to obtain prior consents from the other Parties prior to incurring the Rezoning Expenses.

(iv) Allocation and payment terms concerning the total costs, charges, taxes and other expenses that will arise from, or are related to, the Parties' common use of the Land, and the Parties' obligations to obtain prior consent from the other Parties prior to incurring such costs, charges, taxes and other expenses.

(v) Ablecom and Compuware's obligation to provide SMC with information SMC may require and request in connection with its compliance with the rules and regulations of the U.S. Securities and Exchange Commission and the stock exchange on which it is listed, and SMC's right to inspect and audit the books and records of the other Parties with respect to carrying out the intents, purposes, and provisions of the Development Agreement or other related agreements.

(vi) Parties' rights to demand performance of the Development Agreement by the other Parties.

(vii) Parties' rights to request for other Parties' support to proceed loan and related due diligence.

(viii)Parties' obligation to agree for the other Parties to sell its division of the land.

(ix) Land which shall serve as common areas for each of the Parties.

(x) Rights of access, easements, and similar rights the Parties would have to adjacent Land held by the other Parties.

(xi) Other contingencies (which may include with respect to loans/financing, environmental issues, rights of way, utilities, or other circumstances and events) and rights of Party to sell as a result (including reasonable cooperation to be provided by the Parties in connection therewith).

(xii) The termination of the Development Agreement and the consequences thereof.

Article 2 Due Diligence; Information Rights; Inspection/Audit Rights; Consent Rights

1. For so long as this Agreement is in force and effect, Ablecom shall ensure that:
   (1) SMC and Compuware have access to the Land and all due diligence materials available to Ablecom; and
   (2) The Parties may conduct surveys, inspections and studies on the Land.

2. Ablecom shall promptly provide SMC and Compuware:
   (1) any due diligence reports produced by it or the external advisors that it engaged for the purpose of evaluating the potential acquisition of the Land, and
   (2) Surveys, inspections and studies of the Land it conducts, which shall all be completed by 1 week after the date of this Agreement.

3. For so long as this Agreement is in force and effect, each of Ablecom and Compuware shall provide SMC with such information as SMC may reasonably require that Ablecom and Compuware possess, or would reasonably be expected for Ablecom or Compuware to obtain as a reasonably prudent person making investment decisions on its own behalf, in order for SMC to make informed business decisions with respect to carrying out the intents, purposes, and provisions of this Agreement or related agreement (including the re-zoning and the Development Agreement).

4. For so long as this Agreement is in force and effect, SMC shall have the right to inspect and audit the books and records the other Parties maintain with respect to carrying out the intents, purposes, and provisions of this Agreement or related agreement (including re-zoning and the Development Agreement) on behalf of SMC. Such inspection and audit rights shall include, but are not limited to, matters related to Purchase Price, Closing (as defined below), development, re-zoning, and other costs, fees, expenses and/or charges related thereto. Each of Ablecom and Compuware acknowledge and understand that SMC is a public company in the United States, subject to the rules and regulations of the U.S. Securities and Exchange Commission and the stock exchange on which it is listed, which include obligations with respect to maintaining effective internal controls over financial reporting, and shall provide reasonable cooperation to SMC in connection SMC fulfilling its obligations therewith.
5. Ablecom shall obtain the prior written consent of SMC prior to Ablecom distributing funds to a third-party in excess of NTD 10 million with respect addressing a matter Ablecom is handling on behalf of SMC under this Agreement or related agreement (including re-zoning and the Development Agreement) for which SMC has provided funds to Ablecom in

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advance, or Ablecom expects to request reimbursement of a pro rata share from SMC based upon the Ratio. For the avoidance of doubt, the provision of any such consent by SMC shall not affect the inspection and audit rights set forth in Article 2, Section 3 above.

Article 3 Closing Conditions of the LPA

The closing of the transaction contemplated under the LPAs (i.e., the completion of the registration of the transfer of ownership from the Sellers to the Parties) ("Closing") shall be subject to the satisfaction or waiver of the closing conditions specified in the LPA, which shall include the following:

(i) the Parties' receipt of all consents and approvals of government authorities required for the performance of the LPAs;

(ii) the Sellers' representations and warranties being true and correct and the Sellers having performed their obligations under the LPAs;

(iii) the Parties shall have completed their due diligence review (including legal, environmental and technical due diligence) on the Land and the results are satisfactory to the Parties;

(iv) there is no protest by any third party in relation to the sale, and potential rezoning, of the Land;

(v) all mortgages on the Land are discharged and the Land is free and clear of encumbrances and restrictions;

(vi) all lease agreements on the Land are terminated and the Land is free and clear of lease agreements;

(vii) the Land has been vacated and is free of any existing improvements on or below the ground;

(viii)other closing conditions that may be identified by Parties as necessary for its proposed acquisition and development of the Land; and

(ix) certain other customary closing conditions for the purchase and sale of property similar to the Land.

Article 4 Closing

The Closing shall take place within 2 months after the signing of the LPAs, subject to all the closing conditions under the LPAs being satisfied or waived. Prior to the Closing, Ablecom shall issue a written notice requesting the Sellers to transfer the Land to the Parties as co-owners based on the Ratio.

Article 5 Sharing of the Purchase Price and Closing Costs

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The Parties shall share the Purchase Price and costs for Closing (including taxes, charges and costs of land scrivener) based on the Ratio and each of the Parties shall make payments that are due to the Sellers or third parties in accordance with the payment terms set forth in the LPAs. The Parties agree that under the LPAs, the payment schedule shall be as follows:
(1) First Installment (10% of the Purchase Price): payable within 10 days after (i) the execution of the LPAs; and (ii) the opening of the relevant trust accounts under the LPAs.
(2) Second Installment (40% of the Purchase Price): payable on the date following the date when (i) the Parties obtain a soil and groundwater inspection report issued by an independent institution confirming that the Land is free and clear of any contamination; and (ii) the Sellers deliver to the scrivener designated by the Parties the completed government prescribed title transfer applications and government prescribed sale and purchase agreements (不動產所有權移轉申請書及公契) on which their registered chops are duly affixed and any other documents required for filing the title transfer applications to the land office.
(3) Third Installment (50% of the Purchase Price): payable within 7 days after (i) the registration of the transfer of the ownership of the Land from the Sellers to the Parties based on the Ratio is completed and the Land is free and clear of any encumbrance; and (ii) the Land is handed over to the Parties.

Article 6 Rezoning

The Parties shall use their best endeavors to procure that the zoning and usage category of the Land be changed to those suitable for the building and operation of factories as contemplated by the Parties. The Parties shall further discuss the allocation of costs and responsibilities of such process in order to achieve such goal as soon as possible after the Closing; provided, however, that unless otherwise agreed among the Parties, the allocation of costs related thereto shall be in accordance with the Ratio.

Article 7 Confidentiality

The existence and the content of this Agreement and the discussions among the Parties are strictly confidential and shall not be disclosed to any third party without the prior written consent of the other Parties except for (1) the disclosure to each party's legal, financial or technical advisors or its employees on a need-to-know basis or (2) the disclosure (by a Party or its parent company) required by the applicable laws or stock exchange regulator.

Article 8 Exclusivity Period and Term

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1. Ablecom shall deal exclusively with SMC and Compuware in connection with the transaction contemplated herein until the earlier of (free "Exclusivity Period"):
   (i) The date 12 months following the date of this Agreement; or
   (ii) The Closing.

2. The Exclusivity Period may be extended by the agreement of the Parties in writing.

3. This Agreement will expire upon the end date of the Exclusivity Period. Each Party shall bear its own cost and expense in connection with the preparation and execution of this Agreement.

Article 9 Notices

1. All notices and other communications required or permitted to be given (each, a "Notice") shall be in writing and sent by hand or international courier, or by email (with acknowledgment received) and provided that such email expressly identifies in the subject line in ALL CAPITAL LETTERS that such correspondence constitutes an official notice pursuant to this Section 9.

2. Notices shall be addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Parties:

(a) *If to Ablecom*:

**Ablecom Technology Inc.**
Address: 桃園市八德區長安街 306 號
Attention: 黃飛榮 (Shawn Huang)
Email: Shawnh@ablecom.com.tw

(a) *If to SMC:*

**Super Micro Computer, Inc. Taiwan**
Address: 23511 新北市中和區建一路 150 號 3 樓
Attention: 李宜昌(Max Lee)
Email: maxlee@supermicro.com

(b) *If to Compuware:*

**Compuware Technology Inc.**

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Address: 新北市中和區連城路 230 號 4 樓
Attention: 許瑜雅
Email: Sabrina.hsu@compuware.com.tw

3. Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been received (a) if given or made by letter, when personally delivered to the relevant address by hand or if sent by international courier, after five (5) Business Days after the time and date of delivery to the international courier; and (b) if given or made by email, at the time the sender receives an automated message or receipt confirming delivery but if the result is that a notice would be taken to be given or made on a day which is not a Business Day, or after 17.00 on a Business Day, the notice is deemed to be duly given or made at 09.00 on the first Business Day after that day.

4. For the purpose of this Section 9, "Business Day" shall mean means a day (excluding Saturday and Sunday) on which banks generally are open in Taiwan for the transaction of normal banking business.

Article 10 Governing Law and Dispute Resolution

1. This Agreement shall be governed by the laws of the ROC.

2. Any dispute, controversy, difference or claim arising out of, relating to or in connection with this Agreement, or the breach, rescission or invalidity hereof, shall be finally settled by arbitration referred to the Chinese Arbitration Association, Taipei with three (3) arbitrators, with seat in Taipei, Taiwan under the Arbitration Rules of the Chinese Arbitration Association, Taipei in force when the notice of arbitration is submitted. The language of arbitration shall be Mandarin. The arbitral award shall be final and binding upon the Parties.

Article 11 Miscellaneous

1. This Agreement and the rights and obligations therein may not be assigned by either Party without the written consent of the other party. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties whose rights or obligations hereunder are affected by such assignment.

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2. Any term of this Agreement may be amended only with the written consent of the Parties and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Party for whom such term is of benefit.

3. If one or more provisions of this Agreement are held to be unenforceable or illegal under the applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain and be enforceable in accordance with its terms.

4. No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any Party of any breach by the other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

5. This Agreement and the documents referred to herein, together with all schedules hereto and thereto, constitute the entire agreement among the Parties in relation to the Land and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein, all of which agreements shall continue in full force and effect until rescinded in accordance with their respective terms.

6. This Agreement shall be executed in the English language and all notices and correspondence in connection herewith and all documents to be provided hereunder shall be in the English language or accompanied by English language translations thereof. The English language original of this Agreement will prevail over any translation hereof into any other language.

7. Save as provided otherwise in this Agreement, each Party shall pay all of their own respective fees, costs, expenses (including fees, costs and expenses of legal counsel, brokers and other representatives and consultants) incurred in connection with the negotiation, execution and delivery of this Agreement and the ancillary agreements.

8. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange and delivery of this Agreement may be effected by facsimile and e-mailed copies of signatures and the Parties hereby agree to provide sufficient original duly executed counterparts after the date of this Agreement for purposes of compilation of this Agreement.

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**IN WITNESS WHEREOF**, the Parties have executed this Agreement as of the date first written above.

Ablecom Technology Inc.
大訊科技股份有限公司

Super Micro Computer, Inc. Taiwan
美超微電腦股份有限公司

Compuware Technology Inc.
肯微科技股份有限公司

Appendix I

Details of the Land

| 分區<br>Section | 段號<br>Lot | 地號<br>Parcel Number | 登記面積<br>Registered Area(㎡) |
|---|---|---|---|
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178 | 2,300.13 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-2 | 481.02 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-3 | 7.61 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-5 | 345.36 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-10 | 259.59 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-12 | 102.06 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-13 | 87.47 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 178-14 | 232.34 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 191 | 1,259.33 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192 | 2,316.09 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-2 | 47.37 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-8 | 438.80 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-9 | 1,513.51 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-10 | 5,965.62 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-11 | 2,267.92 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-12 | 993.83 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-13 | 511.01 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-14 | 1,374.27 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-15 | 407.21 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-16 | 482.78 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-17 | 429.16 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-18 | 111.94 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-19 | 78.20 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-20 | 75.80 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-21 | 134.22 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-23 | 3,827.50 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-24 | 3,090.61 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-25 | 2,316.10 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-26 | 4,630.75 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-27 | 4,630.76 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-29 | 5,066.86 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 192-30 | 2,312.81 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 193-1 | 292.97 |

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| | | | |
|---|---|---|---|
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 193-2 | 626.33 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 193-3 | 2,517.04 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 193-4 | 301.27 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 193-6 | 803.79 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-2 | 154.36 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-3 | 109.85 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-4 | 171.72 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-5 | 184.16 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-6 | 598.38 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-7 | 459.43 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-8 | 829.70 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-9 | 66.17 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-10 | 163.48 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 195-11 | 3,253.18 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 196 | 151.22 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 196-1 | 297.06 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 196-3 | 417.78 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 196-4 | 951.50 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 196-5 | 1,439.07 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 196-6 | 1,716.98 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197 | 1,230.63 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-1 | 206.52 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-5 | 1,907.57 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-6 | 1,052.81 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-7 | 1,126.27 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-8 | 100.80 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-9 | 1,254.17 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-10 | 1,211.29 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-11 | 425.43 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-12 | 286.61 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-13 | 54.96 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 197-14 | 22.81 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 198 | 1,504.24 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 198-1 | 67.35 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 198-2 | 64.57 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 198-3 | 229.49 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 198-4 | 2.97 |

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| | | | |
|---|---|---|---|
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199 | 468.12 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-1 | 416.85 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-2 | 475.74 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-3 | 2,316.06 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-4 | 2,136.15 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-5 | 2,469.57 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-6 | 204.29 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-7 | 1,293.36 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-8 | 18.61 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 199-9 | 156.70 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200 | 1,159.38 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-1 | 28.12 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-3 | 41.07 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-9 | 957.46 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-10 | 831.33 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-11 | 3,443.87 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-12 | 24.89 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-13 | 123.23 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-14 | 1,340.08 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-15 | 1,044.90 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-17 | 23.52 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-18 | 3.09 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-19 | 180.68 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-20 | 456.65 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-21 | 63.69 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-22 | 13.38 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-23 | 7.54 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-24 | 5,517.48 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-25 | 0.77 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 200-26 | 1,159.38 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202 | 961.65 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-1 | 6,007.58 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-2 | 953.44 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-3 | 892.69 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-4 | 403.81 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-6 | 3.87 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-7 | 23.24 |

DS
ML

| | | | |
|---|---|---|---|
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 202-8 | 451.67 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 203 | 5,648.52 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 203-1 | 3,007.36 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 203-2 | 1,132.48 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 260 | 1,137.27 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280 | 6,921.31 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-2 | 1,501.18 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-3 | 1,198.87 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-4 | 220.44 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-5 | 2,516.65 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-6 | 1,072.75 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-8 | 3.94 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-9 | 51.39 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-10 | 1,159.47 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 280-11 | 279.31 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 283 | 979.00 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 281 | 1280.31 |
| 楊梅區 YangMei Section | 仁美段 ZenMei Lot | 282 | 848.36 |

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ML